Exhibit 99.1

For more information:

Vince Grisell, 816-842-8181

investorrelations@inergyservices.com

FOR IMMEDIATE RELEASE

Inergy Declares Distribution

of Inergy Midstream Units to Unitholders

Kansas City, MO (May 6, 2013) – The Board of Directors of Inergy GP, LLC, general partner of Inergy, L.P. (NYSE: NRGY) (Inergy), announced today that pursuant to the contribution agreement between Inergy and Crestwood Holdings LLC and Crestwood Gas Services Holdings LLC it has declared thedistribution on a pro rata basis to Inergy unitholders of record on the record date (as described below) of 56,398,707 common units of Inergy Midstream, L.P. (NYSE: NRGM) (NRGM) held by Inergy. Payment of the special distribution is contingent on the satisfaction or waiver of all closing conditions under the contribution agreement.

The Board declared a record date of June 14, 2013 for the distribution of the NRGM units. The distribution of the NRGM common units is expected to be approximately 0.4321 NRGM common units for each Inergy limited partner unit outstanding on the record date. The distribution of the NRGM common units is expected to occur after the market closes on June 18, 2013 (the “Distribution Date”).The transfer agent will not distribute any fractional NRGM common units. Each Inergy unitholder that would have been entitled to receive a fractional unit in the distribution from Inergy will instead be entitled to receive from Inergy a cash payment equal to the value of such fractional unit based on the market price of the NRGM common units.

Holders of Inergy limited partner interests on the record date are not required to take any action in order to receive NRGM common units in the distribution. Inergy unitholders entitled to receive the distribution will either receive a book-entry account statement reflecting their ownership of NRGM common units or their brokerage account will be credited for the NRGM common units.

Trading of NRGY Units

Beginning on or about June 12, 2013, and continuing through the Distribution Date, the following markets will exist in the Inergy and NRGM common units (each of which will be traded on the NYSE):

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Inergy common unit “regular way” market (NYSE: NRGY): Inergy common units that trade in the regular way market will trade with “due bills,” which obligate a seller to deliver the distribution to the buyers. Inergy common unitholders who sell their Inergy common units “regular way” between the record date and the distribution date will also be selling their right to receive NRGM common units.

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Inergy common unit “ex-distribution/when issued” market (NYSE: NRGY WI): Inergy common units that trade in the ex-distribution/when-issued market will trade without an entitlement to the NRGM common units to be distributed pursuant to the distribution. If you own Inergy common units on the record date and sell those common units in the ex-distribution/when-issued market prior to or on the distribution date, you will still receive the NRGM common units that were to be distributed to you in respect of those Inergy common units that you previously owned.

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Inergy Midstream common unit “when-issued” market (NYSE: NRGM WI): The when-issued market for NRGM common units relates to the common units of NRGM that will be distributed to Inergy unitholders on the distribution date. If you are entitled to receive NRGM common units in the distribution, you may trade your entitlement to the NRGM common units, without the common units of Inergy you own, in the NRGM common unit “when-issued” trading market.

All trades in the “regular way” markets will settle on the third trading day after the trade date. All trades in the “ex-distribution/when-issued” market and “when-issued” markets will settle on the fourth trading day after the distribution date, irrespective of the trade date. The due bills will settle on the third trading day after the distribution date.

Investors are encouraged to consult with their financial advisors regarding the specific implications of buying or selling Inergy or NRGM common units on or before the Distribution Date.

Composition of Future Inergy Cash Distributions

Inergy unitholders who receive the NRGM unit distribution described above are expected to receive cash distributions paid by NRGM per quarter in the amount of $0.17 ($0.68 annualized) per Inergy common unit they own, based upon the most recently declared quarterly cash distribution of $0.395 per NRGM common unit ($1.58 annualized). Upon the closing of the transactions contemplated above, Inergy unitholders, subject to board approval, should expect to continue to receive total quarterly cash distributions per Inergy common unit in the amount of $0.29 per quarter ($1.16 annualized) or more, comprised of separate cash distributions received directly from NRGM and directly from Inergy.

Additional Information and Where to Find It

This press release contains information about the proposed merger involving Crestwood Midstream Partners LP (“Crestwood”) and NRGM. In connection with the proposed merger, NRGM will file with the SEC a registration statement on Form S-4 that will include a proxy statement/prospectus for the unitholders of Crestwood. Crestwood will mail the final proxy statement/prospectus to its unitholders. INVESTORS AND UNITHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CRESTWOOD, NRGM, THE PROPOSED MERGER AND RELATED MATTERS. Investors and unitholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by NRGM and Crestwood through the website maintained by the SEC at www.sec.gov. In addition, investors and unitholders will be able to obtain free copies of documents filed by Crestwood with the SEC from Crestwood’s website, www.crestwoodlp.com, under the heading “SEC Filings” in the “Investor Relations” tab and free copies of documents filed by NRGM with the SEC from NRGM’s website, www.inergylp.com, under the heading “SEC Filings” in the Inergy Midstream, L.P. “Investor Relations” tab.

Participants in the Solicitation

Crestwood, NRGM, Inergy and their respective general partner’s directors and executive officers may be deemed to be participants in the solicitation of proxies from the unitholders of Crestwood in respect of the proposed merger transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the unitholders of Crestwood in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement/prospectus when it is filed with the SEC. Information regarding Crestwood’s directors and executive officers is contained in Crestwood’s Annual Report on Form 10-K for the year ended December 31, 2012, which is filed with the SEC. Information regarding NRGM’s directors and executive officers is contained in NRGM’s Annual Report on Form 10-K for the year ended September 30, 2012, which is filed with the SEC. Information regarding Inergy’s directors and executive officers is contained in Inergy’s Annual Report on Form 10-K for the year ended September 30, 2012, which is filed with the SEC. Free copies of these documents may be obtained from the sources described above.

About Inergy, L.P.

Inergy, L.P., headquartered in Kansas City, Missouri, is a publicly traded master limited partnership. Inergy’s operations include a natural gas storage business in Texas and an NGL supply logistics, transportation, and marketing business that serves customers in the United States and Canada. Through its general partner interest and majority equity ownership interest in Inergy Midstream, L.P., Inergy is also engaged in the development and operation of natural gas, NGL and crude oil storage, transportation, and logistics businesses in the Northeast region of the United States and in North Dakota.

About Inergy Midstream, L.P.

Inergy Midstream, L.P., headquartered in Kansas City, Missouri, is a publicly traded master limited partnership engaged in the development and operation of natural gas, NGL and crude oil storage, transportation, and logistics businesses in the Northeast region of the United States and in North Dakota.

This press release may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal law such as the expectation regarding the timing of the distribution and the distribution ratio. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. These risks and assumptions are described in Inergy’s annual reports on Form 10-K and other reports that are available from the United States Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management’s view only as of the date made. We undertake no obligation to update any forward-looking statement, except as otherwise required by law.

Corporate news, unit prices, and additional information about Inergy, including reports from the United States Securities and Exchange Commission, are available on the company’s website, www.inergylp.com. For more information, contact Vince Grisell in Inergy’s Investor Relations Department at 816-842-8181 or via e-mail at investorrelations@inergyservices.com.

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